UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2012

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 13, 2012, Mr. Lip-Bu Tan announced that he will retire from the Board of Directors at the Company’s 2012 Annual General Meeting.

(d) On March 13, 2012, Mr. Lay Koon Tan was appointed to the Company’s Board of Directors. Mr. Tan joined the Board as an independent director. Mr. Tan has been appointed to serve on the Audit Committee of the Board of Directors. There is no arrangement or understanding between Mr. Tan and any other person pursuant to which he was appointed as a director.

Pursuant to the Company’s non-management directors’ compensation programs, Mr. Tan will be entitled to receive: (i) annual cash compensation of $85,000, payable quarterly in arrears, for services rendered as a director; (ii) additional annual cash compensation of $15,000, payable quarterly in arrears, for participation on the Audit Committee; (iii) upon his appointment, a pro-rated share of the annual restricted stock unit award received by our non-employee directors following the last annual general meeting; and (iv) an annual restricted stock unit award following each annual general meeting of shareholders having an aggregate fair market value of $150,000. The Company’s Articles of Association provide that, subject to the Singapore Companies Act, every director shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto. Our directors are covered by indemnification agreements with the Company and a wholly-owned subsidiary which provide for indemnification to the maximum extent permitted by applicable law. The Company has also obtained a policy of directors’ and officers’ liability insurance that will insure directors against the costs of defense, settlements and judgments in connection with proceedings in which our directors are involved by reason of having served as directors or agents of the Company.

The foregoing description of the Company’s non-management directors’ compensation programs is qualified by reference to the description included in the definitive proxy statement for the Company’s 2011 Annual General Meeting, which was filed with the Securities and Exchange Commission on June 6, 2011.

On March 14, 2012, the Company issued a press release announcing Lip-Bu Tan’s retirement and Lay-Koon Tan’s appointment, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit

99.1	Press release, dated March 14, 2012, issued by Flextronics International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: March 14, 2012	By:	/s/ Paul Read
		Name:	Paul Read
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 14, 2012, issued by Flextronics International Ltd.